UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 24, 2009
W. P. CAREY & CO. LLC
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-13779	13-3912578
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Edward V. LaPuma resigned from W. P. Carey & Co. LLC (the “Company”) and W. P. Carey International LLC (“WPCI”), and all affiliated entities, effective as of December 24, 2009, pursuant to a mutually agreed separation. During his 15-year tenure, Mr. LaPuma served in various positions with increasing responsibilities, including most recently as Managing Director and Head of International Investments for the Company and as President of WPCI.
As part of this separation, the Company agreed to purchase Mr. LaPuma’s minority interest in WPCI for $15,380,000 (the negotiated fair market value of such interest) in cash in full settlement of Mr. LaPuma’s rights under his employment agreement to put his WPCI interests to the Company under certain circumstances. The Company also agreed to pay Mr. LaPuma’s legal fees incurred in connection with the negotiation of his separation and this associated interest purchase. Under his separation agreement, Mr. LaPuma is subject to a three-month non-compete period.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: December 31, 2009	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Acting Chief Financial Officer